                                                                  EXHIBIT 10.(z)

                          LOAN AND SECURITY AGREEMENT
                                By and Between
                              SILICON VALLEY BANK
                                      and
                     PHOTON TECHNOLOGY INTERNATIONAL, INC.
                                  Dated as of
                                 June 26, 1996

                               TABLE OF CONTENTS
                               -----------------

1.   DEFINITIONS AND CONSTRUCTION................................   1
     1.1    Definitions..........................................   1
     1.2    Accounting Terms.....................................  10

2.   LOAN AND TERMS OF PAYMENT...................................  10
     2.1    Advances.............................................  10
     2.2    Overadvances.........................................  11
     2.3    Interest Rates, Payments, and Calculations...........  11
     2.4    Crediting Payments...................................  12
     2.5    Fees.................................................  12
     2.6    Additional Costs.....................................  13
     2.7    Term.................................................  13

3.   CONDITIONS OF LOANS.........................................  14
     3.1    Conditions Precedent to Initial Advance..............  14
     3.2    Conditions Precedent to all Advances.................  15

4.   CREATION OF SECURITY INTEREST...............................  15
     4.1    Grant of Security Interest...........................  15
     4.2    Delivery of Additional Documentation Required........  15
     4.3    Right to Inspect.....................................  15

5.   REPRESENTATIONS AND WARRANTIES..............................  16
     5.1    Due Organization and Qualification...................  16
     5.2    Due Authorization; No Conflict.......................  16
     5.3    No Prior Encumbrances................................  16
     5.4    Bona Fide Eligible Accounts..........................  16
     5.5    Merchantable Inventory...............................  16
     5.6    Name; Location of Chief Executive Office.............  16
     5.7    Litigation...........................................  16
     5.8    No Material Adverse Change in Financial Statements...  17
     5.9    Solvency.............................................  17
     5.10   Regulatory Compliance................................  17
     5.11   Environmental Condition..............................  17
     5.12   Taxes................................................  17
     5.13   Subsidiaries.........................................  18
     5.14   Government Consents..................................  18
     5.15   Full Disclosure......................................  18

6.   AFFIRMATIVE COVENANTS.......................................  18
     6.1    Good Standing........................................  18
     6.2    Government Compliance................................  18
     6.3    Financial Statements, Reports, Certificates..........  18
     6.4    Inventory; Returns...................................  19


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     6.5    Taxes................................................  19
     6.6    Insurance............................................  20
     6.7    Depository...........................................  20
     6.8    Quick Ratio..........................................  20
     6.9    Debt-Net Worth Ratio.................................  20
     6.10   Tangible Net Worth...................................  20
     6.11   Profitability........................................  21
     6.12   Capital Expenditures.................................  21
     6.13   Further Assurances...................................  21

7.   NEGATIVE COVENANTS..........................................  21
     7.1    Dispositions.........................................  21
     7.2    Change in Business...................................  21
     7.3    Mergers or Acquisitions..............................  21
     7.4    Indebtedness.........................................  21
     7.5    Encumbrances.........................................  22
     7.6    Distributions........................................  22
     7.7    Investments..........................................  22
     7.8    Transactions with Affiliates.........................  22
     7.9    Subordinated Debt....................................  22
     7.10   Inventory............................................  22
     7.11   Compliance...........................................  22

8.   EVENTS OF DEFAULT...........................................  23
     8.1    Payment Default......................................  23
     8.2    Covenant Default.....................................  23
     8.3    Material Adverse Change..............................  23
     8.4    Attachment...........................................  23
     8.5    Insolvency...........................................  24
     8.6    Other Agreements.....................................  24
     8.7    Subordinated Debt....................................  24
     8.8    Judgments............................................  24
     8.9    Misrepresentations...................................  24
     8.10   Subsidiary Agreement.................................  24

9.   BANK'S RIGHTS AND REMEDIES..................................  24
     9.1    Rights and Remedies..................................  24
     9.2    Power of Attorney....................................  26
     9.3    Accounts Collection..................................  26
     9.4    Bank Expenses........................................  26
     9.5    Bank's Liability for Collateral......................  27
     9.6    Remedies Cumulative..................................  27
     9.7    Demand; Protest......................................  27

                                     -iii-

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10.  NOTICES.....................................................  27

11.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..................  28

12.  GENERAL PROVISIONS..........................................  29
     12.1   Successors and Assigns...............................  29
     12.2   Indemnification......................................  29
     12.3   Time of Essence......................................  29
     12.4   Severability of Provisions...........................  29
     12.5   Amendments in Writing, Integration...................  29
     12.6   Counterparts.........................................  29
     12.7   Survival.............................................  30
     12.8   Confidentiality......................................  30
     12.9   Countersignature.....................................  30

Exhibits and Schedules
- ----------------------

     Exhibits
     --------
     A - Description of Collateral
     B - Loan Payment/Advance Telephone Request Form
     C - Borrowing Base Certificate
     D - Compliance Certificate
     E - Promissory Note
     F - Pledge Agreement
     G - Subsidiary Agreement

     Schedules
     ---------
     A - Disclosure Schedule

     This LOAN AND SECURITY AGREEMENT is entered into as of June 26, 1996, by and between SILICON VALLEY BANK ("Bank"), a California-chartered bank with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 with a loan production office located at 40 William Street, Wellesley, Massachusetts 02181 doing business under the name "Silicon Valley East", and PHOTON TECHNOLOGY INTERNATIONAL, INC., a New Jersey corporation (the "Borrower").
 --------

                                   RECITALS
                                   --------

     Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.


                                   AGREEMENT
                                   ---------

     The parties agree as follows:

     1.   DEFINITIONS AND CONSTRUCTION
          ----------------------------

          1.1  Definitions.  As used in this Agreement, the following terms
               -----------
shall have the following definitions:

          "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

          "Advance" or "Advances" means an Advance under the Committed Revolving Line.

          "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

          "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan

Documents, whether or not suit is brought.

          "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

          "Borrowing Base" has the meaning set forth in Section 2.1 hereof.

          "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California or The Commonwealth of Massachusetts are authorized or required to close.

          "Closing Date" means the date of this Agreement.

          "Code" means the California Uniform Commercial Code.

          "Collateral" means the property described on Exhibit A attached
                                                       ---------
hereto.

          "Committed Revolving Line" means Two Million Dollars ($2,000,000).

          "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

          "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Advances made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt.

          "Daily Balance" means the amount of the Obligations owed at the end of a given day.

          "Deferred Revenues" means revenues that are deferred in accordance with GAAP.

          "Eligible Domestic Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.4; provided, that
                                                                 --------
standards of eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment and upon notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank, Eligible Domestic Accounts shall not include the following:

          (a)  Accounts that the account debtor has failed to pay within ninety
(90) days of invoice date;

          (b) Accounts with respect to an account debtor, fifty percent (50%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

          (c) Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

          (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

          (e) Accounts with respect to which the account debtor is an Affiliate (other than by virtue of being directly or indirectly under common ownership or control with Borrower) of Borrower;

          (f) Accounts with respect to which the account debtor does not have its principal place of business in the United States or Canada, except for Eligible Foreign Accounts, and Accounts arising from products shipped to or services provided to branches or offices located in the United States or Canada of any account debtor that does not have its principal place of business in the United States or Canada;

          (g) Accounts with respect to which the account debtor is a federal, state, or local governmental entity or any department, agency, or instrumentality thereof, provided that, if the account debtor is the U.S. federal government or a department, agency or instrumentally thereof, any such Account shall be included if the amount of such Account together with the aggregate amount of all other such Accounts does not exceed $250,000, provided further an Account beyond the aforementioned dollar ceiling shall be included if (i) the Bank has consented to the inclusion of such account, or (ii) the Borrower's right to payment thereunder has been assigned to the Bank in compliance with the Assignment of Claims Act of 1940, as amended.

          (h) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

          (i) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

          (j) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

          (k) Accounts the collection of which Bank reasonably determines to be doubtful.

          "Eligible Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States or Canada and that are: (1) covered by credit insurance in form and amount, and by an insurer satisfactory to Bank less the amount of any deductible(s) which may be or become owing thereon; or (2) supported by one or more letters of credit in favor of Bank as beneficiary, in an amount and of a tenor, and issued by a financial institution, acceptable to Bank; or (3) that Bank approves on a case-by-case basis.

          "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

          "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

          "GAAP" means generally accepted accounting principles as in effect from time to time.

          "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

          "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

          "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

          "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

          "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

          "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

          "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

          "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

          "Revolving Maturity Date" means June 25, 1997.

          "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

          "Note" means that certain promissory note of the Borrower the form of which is attached hereto as Exhibit E.

          "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

          "Payment Date" means the twenty-fifth calendar day of each month.

          "Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

          "Permitted Indebtedness" means:

          (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

          (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

          (c)  Subordinated Debt;

          (d) Indebtedness to trade creditors incurred in the ordinary course of business;

          (e) extensions, renewals and refinancings of the Indebtedness of the Borrower or any of its Subsidiaries of the type referred to in clauses (b) and
(c) above, provided that the principal amount of such Indebtedness being
           --------
extended, renewed or refinanced does not increase, the rate of interest thereon does not increase and such Indebtedness does not impose obligations or restrictions that are materially more burdensome on the Borrower;

          (f) Indebtedness of the Borrower and its Subsidiaries under capital leases in the aggregate principal amount not to exceed $200,000 at any time outstanding;

          (g) Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by the Borrower or any such Subsidiary in the ordinary course of business;

          (h) Indebtedness of the Borrower to any of its Subsidiaries or of any of its Subsidiaries to another Subsidiary or the Borrower, in each case in the ordinary course of indebtedness;

          (i) guarantees by the Borrower of any Indebtedness of its Subsidiaries to the extent permitted hereunder; and

          (j) additional Indebtedness of the Borrower's German Subsidiary, PhotoMed GmbH, in an aggregate principal amount not to exceed DM300,000 at any time outstanding, and additional Indebtedness of the Borrower incurred in respect of its U.K. operations not to exceed L50,000 at any time outstanding.

          "Permitted Investment" means:

          (a) Investments existing on the Closing Date disclosed in the Schedule;

          (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank;

          (c) loans to employees, officers and directors for the purpose of purchasing equity securities of the Borrower not exceeding $100,000 in any year;

          (d) travel advances other employee loans and advances in the ordinary course of business not to exceed $25,000 at any time outstanding;

          (e) extensions of credit by the Borrower to any of its Subsidiaries or by any of its Subsidiaries to another Subsidiary or the Borrower, in each case in the ordinary course of business, provided, however, in no event shall the aggregate dollar amount of any such outstanding extensions of credit (other than indebtedness in the ordinary course of business) to PhotoMed GmbH exceed $500,000 in the aggregate at any time; and

          (f) extensions of trade credit to customers, in each case in the ordinary course of business.

          "Permitted Liens" means the following:

          (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

          (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's security
             --------
interests;

          (c) Liens (i) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so
             --------
acquired and improvements thereon, and the proceeds of such equipment;

          (d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or
                               --------
replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

          (e) security interests in favor of Bank of Montreal being terminated substantially concurrently with this Agreement;

          (f) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and security obligations which are not delinquent;

          (g) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods;

          (h) Liens which constitute rights of set-off of a customary nature or banker's liens on amounts on deposit, whether arising by contract or by operation of law, in connection with arrangements entered into with depository institutions in the ordinary course of business;

          (i) any judgment, attachment or similar Lien in connection with any event or circumstance described in Section 8.4 that is not an Event of Default hereunder.

          "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

          "Pledge Agreement" means that certain agreement between the Borrower and the Bank, the form of which is attached hereto as Exhibit F.

          "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.


          "PTI - Canada" means Photon Technology International (CANADA), Inc., a corporation organized under the laws of the Province of Ontario, Canada and a wholly-owned subsidiary of the Borrower.

          "Quick Assets" means, at any date as of which the amount thereof shall be determined, the consolidated cash, cash-equivalents, accounts receivable and investments, with maturities not to exceed 90 days, of Borrower determined in accordance with GAAP.

          "Responsible Officer" means each of the Chief Executive Officer, the Chief Financial Officer (if any) and the Controller/Treasurer of Borrower.

          "Schedule" means the schedule of exceptions attached hereto.

          "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

          "Subsidiary" means any corporation or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through an Affiliate.

          "Subsidiary Agreement" means that certain agreement between the Bank and PTI - Canada, the form of which is attached hereto as Exhibit G.

          "Tangible Net Worth" means at any date as of which the amount thereof shall be determined, the consolidated total assets of Borrower and its Subsidiaries, plus the aggregate outstanding principal amount of Subordinated
              ----
Debt of the Borrower and its Subsidiaries, minus, without duplication, (i) the
                                           -----
sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total
                                                       ---
Liabilities.

          "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

          1.2  Accounting Terms.  All accounting terms not specifically defined
               ----------------
herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

     2.   LOAN AND TERMS OF PAYMENT
          -------------------------

          2.1  Advances.  Subject to and upon the terms and conditions of this
               --------
Agreement, Bank agrees to make Advances to Borrower in an aggregate amount not to exceed (i) the Committed Revolving Line or the Borrowing Base, whichever is less, minus (ii) the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). For purposes of this Agreement, "Borrowing Base" shall mean an amount equal to seventy-five percent (75%) of Eligible Domestic Accounts and ninety percent (90%) of Eligible Foreign Accounts. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section may be repaid and reborrowed at any time during the term of this Agreement.

     Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of

Exhibit B hereto.  Bank is authorized to make Advances under this Agreement,
- ---------
based upon instructions received from a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section to Borrower's deposit account.

     The Committed Revolving Line shall terminate on the Revolving Maturity Date, at which time all Advances under this Section and other amounts due under this Agreement (except as otherwise expressly specified herein) shall be immediately due and payable.

          2.1.1  Letters of Credit.
                 -----------------

          (a) Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued letters of credit for the account of Borrower in an aggregate face amount not to exceed (i) the lesser of the Committed Revolving Line or the Borrowing Base minus (ii) the then outstanding principal balance of the Advances provided that the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) shall not in any case exceed One Million Dollars ($1,000,000). Each such letter of credit shall have an expiration date no later than the Revolving Maturity Date provided that Borrower's letter of credit reimbursement obligation shall be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. All such letters of credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of application and letter of credit agreement.

          (b) The Obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any letters of credit.

          2.1.2  Letter of Credit Reimbursement; Reserve.
                 ---------------------------------------

          (a) Borrower may request that Bank issue a letter of credit payable in a currency other than United States Dollars. If a demand for payment is made under any such letter of credit, Bank shall treat such demand as an advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

          (b) Upon the issuance of any letter of credit payable in a currency other than United States Dollars, Bank shall create a reserve under the Committed Revolving Line for letters of credit against fluctuations in currency exchange rates, in an amount equal to twenty percent (20%) of the face amount of such letter of credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Committed Revolving Line shall be reduced by the amount of such reserve for so long as such letter of credit remains outstanding.

          2.2  Overadvances.  If, at any time or for any reason, the amount of
               ------------
Obligations owed by Borrower to Bank pursuant to Section 2.1 of this Agreement is greater than the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

          2.3  Interest Rates, Payments, and Calculations.
               ------------------------------------------

          (a) Interest Rate.  Except as set forth in Section 2.3(b), any
              -------------
     Advances shall bear interest, on the average Daily Balance, at a rate equal to one and one half (1-1/2) percentage points above the Prime Rate. Any amounts prepaid shall be subject to a Prepayment Penalty, payable on the date of prepayment (the "Prepayment Date").

          (b)  Default Rate.  All Obligations shall bear interest, from and
              ------------
     after the occurrence of an Event of Default, at a rate equal to four (4) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

          (c)  Payments.  Interest hereunder shall be due and payable on the
               --------
     Payment Date of each month during the term hereof. Borrower hereby authorizes Bank to debit any accounts with Bank, including, without limitation, Account Number 3300031037 for payments of principal and interest due on the Obligations and any other amounts owing by Borrower to Bank. Bank will notify Borrower of all debits which Bank makes against Borrower's accounts. Any such debits against Borrower's accounts in no way shall be deemed a set-off. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

          (d)  Computation.  In the event the Prime Rate is changed from time
               -----------
     to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

          2.4  Crediting Payments.  Prior to the occurrence and continuance of
               ------------------
an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence and during the continuance of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

          2.5  Fees.  Borrower shall pay to Bank the following:
               ----

          (a)  Facility Fee.  A Facility Fee equal to Twenty Thousand Dollars
               ------------
     ($20,000), which fee shall be due on the Closing Date and shall be fully earned and non-refundable to which shall be applied the Borrower's prior good faith deposit of $10,000;

          (b)  Financial Examination and Appraisal Fees.  Bank's customary fees
               ----------------------------------------
     and out-of-pocket expenses for Bank's audits of Borrower's Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents;

          (c)  Bank Expenses.  Upon demand from Bank, including, without
               -------------
     limitation, upon the date hereof, all Bank Expenses incurred through the date hereof, including reasonable attorneys' fees and expenses, and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

          2.6  Additional Costs.  In case any law, regulation, treaty or
               ----------------
official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

          (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

          (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

          (c) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

          2.7  Term.  Except as otherwise set forth herein, this Agreement shall
               ----
become effective on the Closing Date and, subject to Section , shall continue in full force and effect for a term ending on the Revolving Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Advances under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

     3.   CONDITIONS OF LOANS
          -------------------

          3.1  Conditions Precedent to Initial Advance.  The obligation of Bank
               ---------------------------------------
to make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

          (a)  this Agreement;

          (b)  the Note and any other Loan Documents;

          (c) the Pledge Agreement together with stock certificates representing shares approximately 66 1/2% but in no event equal to or in excess of 66 2/3% of the outstanding number of shares of PTI - Canada together with stock powers duly executed in blank;

          (d) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

          (e)  subordination agreements by certain Persons;

          (f)  an opinion of Borrower's counsel;

          (g)  financing statements (Forms UCC-1);

          (h) documentation establishing a floating charge in favor of the Bank on all the assets of the Borrower located in the United Kingdom;

          (i)  the Subsidiary Agreement between the Bank and PTI - Canada;

          (j)  insurance certificate;

          (k) evidence of updated and currently effective insurance for Eligible Foreign Accounts;

          (l) payment of the fees and Bank Expenses then due specified in Section hereof; and

          (m) such other documents, and completion of such other matters, as Bank

                                     -15-
may reasonably deem necessary or appropriate.

          3.2  Conditions Precedent to all Advances.  The obligation of Bank to
               ------------------------------------
make each Advance, including the initial Advance, is further subject to the following conditions:

          (a)  timely receipt by Bank of the Payment/Advance Form as provided in
     Section 2.1; and

          (b) the representations and warranties contained in Section shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Advance as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance. The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this Section 3.2(b).

     4.   CREATION OF SECURITY INTEREST
          -----------------------------

          4.1  Grant of Security Interest.  Borrower grants and pledges to Bank
               --------------------------
a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Borrower acknowledges that Bank may place a "hold" on any Deposit Account pledged as Collateral to secure the Obligations.

          4.2  Delivery of Additional Documentation Required.  Borrower shall
               ---------------------------------------------
from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

          4.3  Right to Inspect.  Bank (through any of its officers, employees,
               ----------------
or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

     5.   REPRESENTATIONS AND WARRANTIES
          ------------------------------

     Borrower represents and warrants as follows:

          5.1  Due Organization and Qualification.  Borrower and each Subsidiary
               ----------------------------------
is a corporation duly existing and in good standing under the laws of its state or province of incorporation and qualified and licensed to do business in, and is in good standing in, any state or province in which the conduct of its business or its ownership of property requires that it be so qualified, except to the extent that failure to so qualify as a foreign corporation would not have a Material Adverse Effect on the Borrower.

          5.2  Due Authorization; No Conflict.  The execution, delivery, and
               ------------------------------
performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

          5.3  No Prior Encumbrances.  Borrower has good and indefeasible title
               ---------------------
to the Collateral, free and clear of Liens, except for Permitted Liens.

          5.4  Bona Fide Eligible Accounts.  The Eligible Domestic Accounts and
               ---------------------------
Eligible Foreign Accounts are bona fide existing obligations. The property giving rise to such Eligible Domestic Accounts and Eligible Foreign Accounts has been delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Domestic Account or an Eligible Foreign Account.

          5.5  Merchantable Inventory.  All Inventory is in all material
               ----------------------
respects of good and marketable quality, free from all material defects.

          5.6  Name; Location of Chief Executive Office.  Except as disclosed in
               ----------------------------------------
the Perfection Certificate, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

          5.7  Litigation.  Except as set forth in the Schedule, there are no
               ----------
actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

          5.8   No Material Adverse Change in Financial Statements.  All
                --------------------------------------------------
consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

          5.9   Solvency.  Borrower is solvent and able to pay its debts
                --------
(including trade debts) as they mature.

          5.10  Regulatory Compliance.  Borrower and each Subsidiary has met the
                ---------------------
minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act, and Borrower has not violated any statutes, laws, ordinances or rules applicable to it, noncompliance with which or violation of which could have a Material Adverse Effect.

          5.11  Environmental Condition.  None of Borrower's or any Subsidiary's
                -----------------------
properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

          5.12  Taxes.  Borrower and each Subsidiary has filed or caused to be
                -----
filed all tax returns required to be filed, and has paid all taxes reflected therein, except for taxes the amount or validity of which the Borrower is contesting in good faith by appropriate proceedings and with respect to which the Borrower has taken adequate reserves in accordance with GAAP.

          5.13  Subsidiaries.  Borrower does not own any stock, partnership
                ------------
interest or other equity securities of any Person, except for its ownership of all the outstanding capital stock of PTI - Canada, PhotoMed GmbH and Permitted Investments.

          5.14  Government Consents.  Borrower and each Subsidiary has obtained
                -------------------
all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted.

          5.15  Full Disclosure.  No representation, warranty or other statement
                ---------------
made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

     6.   AFFIRMATIVE COVENANTS
          ---------------------

     Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make an Advance hereunder, Borrower shall do all of the following:

          6.1   Good Standing.  Borrower shall maintain its and each of its
                -------------
Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

          6.2   Government Compliance.  Borrower shall meet, and shall cause
                ---------------------
each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

          6.3   Financial Statements, Reports, Certificates.  Borrower shall
                -------------------------------------------
deliver to Bank: (a) as soon as available, but in any event within thirty (30) days after the end of each month (except for the last month of the Borrower's fiscal year), a company prepared consolidated and consolidating balance sheet and income statement covering Borrower's consolidated operations during such period, certified by an officer of Borrower reasonably acceptable to Bank; (b) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, audited consolidated and consolidating financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) within five (5) days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; and (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

     Within 15 days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of
                          ---------
accounts receivable and accounts payable.

     Within 30 days after the last day of each month, Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.
                                                 ---------

     Bank shall have a right from time to time hereafter to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing.

          6.4  Inventory; Returns.  Borrower shall keep all Inventory in good
               ------------------
and marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

          6.5  Taxes.  Borrower shall make, and shall cause each Subsidiary to
               -----
make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

          6.6   Insurance.
                ---------

          (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's, provided, however, nothing in this Section 6.6(a) shall be construed as requiring the Borrower to maintain credit insurance, except to the extent necessary for the eligibility of an Eligible Foreign Account.

          (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

          6.7   Depository.  Borrower shall maintain a depository account with
                ----------
Bank.

          6.8   Quick Ratio.  Borrower shall maintain, as of the last day of
                -----------
each fiscal quarter, a ratio of Quick Assets to Current Liabilities less Deferred Revenues of at least (i) 0.75 to 1.0, for the quarters ending March 31, and June 30, 1996; and (ii) 1.0 to 1, for the quarter ending September 30, 1996 and each quarter thereafter.

          6.9   Debt-Net Worth Ratio.  Borrower shall maintain, as of the last
                --------------------
day of each fiscal quarter, a ratio of Total Liabilities less Subordinated Debt less Deferred Revenues to Tangible Net Worth plus Subordinated Debt of not more than (i) 1.5 to 1.0, for the quarters ending March 31, 1996 and June 30, 1996; and (ii) 1.4 to 1 for the quarter ending September 30, 1996; (iii) 1.25 to 1.0 for the quarters ending December 31, 1996 and March 31, 1997; and (iv) 1.0 to
1.0 for the quarter ending June 30, 1997 and each quarter thereafter.

          6.10  Tangible Net Worth.  Borrower shall maintain, as of the last day
                ------------------
of each fiscal quarter, Tangible Net Worth of not less than (i) Two Million Four Hundred Thousand Dollars ($2,200,000) (the "Base Amount") for the quarter ending
                                            -----------
March 31, 1996; and (ii) for the quarter ending June 30, 1996 and each quarter thereafter, the Base Amount, plus (a) 100% of the Net Income (with no offsets for quarterly Net Losses) earned, and 100% of the cash proceeds of any shares of capital stock of the Company issued by the Borrower, in each case after March 31, 1996.

          6.11  Profitability.  Borrower shall have, as of the last day of each
                -------------
fiscal quarter, a minimum profit of (i) One Dollar ($1.00), for the quarter ending March 31, 1996; (ii) One Hundred Fifty Thousand Dollars ($150,000), for the quarter ending June 30, 1996; (iii) One Dollar ($1.00), for the quarter ending September 30, 1996; and (iv) One Hundred Fifty Thousand Dollars ($150,000), for the quarter ending December 31, 1996 and each quarter thereafter.

          6.12  Capital Expenditures.  Borrower's maximum capital expenditures
                --------------------
shall not exceed $500,000 in any fiscal year, without Bank's consent.

          6.13  Further Assurances.  At any time and from time to time Borrower
                ------------------
shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

     7.   NEGATIVE COVENANTS
          ------------------

     Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, Borrower will not do any of the following:

          7.1   Dispositions.  Convey, sell, lease, transfer or otherwise
                ------------
dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries; or (iii) Transfers of worn-out or obsolete Equipment.

          7.2   Change in Business.  Engage in any business, or permit any of
                ------------------
its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a material change in Borrower's ownership, management or directors. Borrower will not, without thirty (30) days prior written notification to Bank, relocate its chief executive office.

          7.3   Mergers or Acquisitions.  Merge or consolidate, or permit any of
                -----------------------
its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

          7.4   Indebtedness.  Create, incur, assume or be or remain liable with
                ------------
respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

          7.5   Encumbrances.  Create, incur, assume or suffer to exist any Lien
                ------------
with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

          7.6   Distributions.  Pay any dividends or make any other distribution
                -------------
or payment on account of or in redemption, retirement or purchase of any capital stock.

          7.7   Investments.  Directly or indirectly acquire or own, or make any
                -----------
Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

          7.8   Transactions with Affiliates.  Directly or indirectly enter into
                ----------------------------
or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

          7.9   Subordinated Debt.  Make any payment in respect of any
                -----------------
Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

          7.10  Inventory.  Store the Inventory with a bailee, warehouseman, or
                ---------
similar party unless Bank has received a pledge of the warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory only at the location set forth in Section hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

          7.11  Compliance.  Become an "investment company" controlled by an
                ----------
"investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

     8.   EVENTS OF DEFAULT
          -----------------

          Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

          8.1  Payment Default.  If Borrower fails to pay, when due, any of the
               ---------------
Obligations.

          8.2  Covenant Default.
               ----------------

          (a) If Borrower fails to perform any obligation under Sections , through or violates any of the covenants contained in Section of this Agreement, or

          (b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within twenty (20) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the twenty (20) day period or cannot after diligent attempts by Borrower be cured within such twenty (20) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);

          8.3  Material Adverse Change. If there (i) occurs a material adverse
               -----------------------
change in the business, operations, or condition (financial or otherwise) of the Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) is a material impairment of the value or priority of Bank's security interests in the Collateral;

          8.4  Attachment.  If any material portion of Borrower's assets is
               ----------
attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Advances will be required to be made during such cure period);

          8.5   Insolvency.  If Borrower becomes insolvent, or if an Insolvency
                ----------
Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

          8.6   Other Agreements.  If there is a default in any agreement to
                ----------------
which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a Material Adverse Effect;

          8.7   Subordinated Debt.  If Borrower makes any payment on account of
                -----------------
Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

          8.8   Judgments.  If a judgment or judgments for the payment of money
                ---------
in an amount, individually or in the aggregate, the uninsured portion of which is at least Fifty Thousand Dollars ($50,000), shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Advances will be made prior to the satisfaction or stay of such judgment); or

          8.9   Misrepresentations.  If any material misrepresentation or
                ------------------
material misstatement on or as of the date made exists now or hereafter in any warranty or representation set forth (a) in this Agreement or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document, or (b) in the Subsidiary Agreement.

          8.10  Subsidiary Agreement.  If PTI-Canada breaches any covenant set
                --------------------
forth in the Subsidiary Agreement and such breach shall continue for a period of ten (10) days.

     9.   BANK'S RIGHTS AND REMEDIES
          --------------------------

          9.1   Rights and Remedies.  Upon the occurrence and during the
                -------------------
continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

          (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section all Obligations shall become immediately due and payable without any action by Bank);

          (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

          (c) Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letters of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit;

          (d) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

          (e) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

          (f) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

          (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section , to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section , Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

          (h) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially

                                     -26-
     reasonable;

          (i)  Bank may credit bid and purchase at any public sale; and

          (j) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

          9.2  Power of Attorney.  Effective only upon the occurrence and during
               -----------------
the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

          9.3  Accounts Collection.  At any time from the date of this
               -------------------
Agreement, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account, provided, however, as long as no Event of Default has occurred and is continuing, any such notification and verification by the Bank shall only be made upon three Business Days' prior notice to Borrower. Upon and during the continuance of an Event of Default, Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

          9.4  Bank Expenses.  If Borrower fails to pay any amounts or furnish
               -------------
any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following:
(a) make payment of the same or any part thereof; (b) set up such reserves under the Committed Revolving Line as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

          9.5  Bank's Liability for Collateral.  So long as Bank complies with
               -------------------------------
reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

          9.6  Remedies Cumulative.  Bank's rights and remedies under this
               -------------------
Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

          9.7  Demand; Protest.  Borrower waives demand, protest, notice of
               ---------------
protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

     10.  NOTICES
          -------

          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

     If to Borrower:    Photon Technology International, Inc.
                        1 Deerpark Drive
                        Suite F
                        South Brunswick, New Jersey  08852
                        Attn:  William D. Looney
                               Vice President, Controller and Treasurer
                        FAX: (908) 329-9069

     If to Bank:        Silicon Valley Bank
                        3003 Tasman Drive
                        Santa Clara, California  95054
                        Attn:  Greg Linvill
                               Senior Vice President
                        FAX: (408) 496-2429

     With copies to:    Silicon Valley East
                        40 William Street
                        Wellesley, Massachusetts  02181
                        Attn:

                        FAX: (617) 431-9906

                        Sullivan & Worcester LLP
                        One Post Office Square
                        Boston, MA  02109
                        Attn:  Dennis J. White, Esq.
                        Fax: (617) 338-2880

     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

     11.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER
          ------------------------------------------

          THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND BANK HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS, BUT IF FOR ANY REASON THE BANK IS DENIED ACCESS TO SUCH COURTS, THEN IN SUCH EVENT THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF

THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     12.  GENERAL PROVISIONS
          ------------------

          12.1   Successors and Assigns.  This Agreement shall bind and inure to
                 ----------------------
the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights
                --------  -------
hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder, provided however, any such transaction which would result in the Bank holding less than 50% of the then outstanding Advances or in the Bank's being responsible for less than 50% of the Committed Revolving Line shall be subject to the prior approval of the Borrower, which shall not be unreasonably withheld.

          12.2   Indemnification.  Borrower shall defend, indemnify and hold
                 ---------------
harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

          12.3   Time of Essence.  Time is of the essence for the performance of
                 ---------------
all obligations set forth in this Agreement.

          12.4   Severability of Provisions.  Each provision of this
                 --------------------------
Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          12.5   Amendments in Writing, Integration.  This Agreement cannot be
                 ----------------------------------
amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

          12.6   Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

          12.7   Survival.  All covenants, representations and warranties made
                 --------
in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run, provided that so long as the obligations set forth in the first sentence of this Section have been satisfied, and Bank has no commitment to make any Advances or to make any other loans to Borrower, Bank shall release all security interests granted hereunder and redeliver all Collateral held by it in accordance with applicable law.

          12.8   Confidentiality.  In handling any confidential information
                 ---------------
Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order and (iv) as may be required in connection with the examination, audit or similar investigation of Bank. Confidential information hereunder shall not include information that either:
(a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

          12.9   Countersignature.  This agreement shall become effective only
                 ----------------
when it shall have been executed by Borrower and Bank, provided, however, in no event shall this agreement become effective until signed by an officer of the Bank in California.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                        PHOTON TECHNOLOGY INTERNATIONAL, INC.

                        By:  /s/ William D. Looney
                           -----------------------------------------------------
                           Name: William D. Looney
                           Title:   Vice President, Controller and Treasurer




                        SILICON VALLEY BANK, doing business as SILICON
                        VALLEY EAST

                         By:  /s/ Joan S. Parsons
                            ---------------------------------------------------
                           Name:
                           Title:


                         SILICON VALLEY BANK

                         By:  /s/ Christine Ware
                            ----------------------------------------------------
                           Name:
                           Title:
                           (signed in Santa Clara, California)

                                   EXHIBIT A


     The Collateral shall consist of all right, title and interest of Borrower in and to the following:

     (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located but excluding goods and equipment the acquisition of which is financed from sources other than Silicon Valley Bank (the "Excluded Equipment");

     (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

     (c) All general intangibles to the extent they consist of contract rights, leases, purchase orders, customer lists, claims, computer records, literature, reports, catalogs, income tax refunds, payments of insurance and rights to payment of any kind now owned or hereafter acquired, but expressly excluding patents, trademarks, copyrights and other intellectual property;

     (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

     (e) All documents, cash, deposit accounts, securities, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

     (f) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                   EXHIBIT B

                  LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

             DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.


TO:  CENTRAL CLIENT SERVICE DIVISION        DATE:

FAX#:                                       TIME:


- --------------------------------------------------------------------------------

FROM:  PHOTON TECHNOLOGY INTERNATIONAL, INC.
       -------------------------------------
                    CLIENT NAME (BORROWER)

REQUESTED BY:
                            AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:

PHONE NUMBER:

FROM ACCOUNT #                        TO ACCOUNT #

REQUESTED TRANSACTION TYPE          REQUEST DOLLAR AMOUNT
- --------------------------          ---------------------

PRINCIPAL INCREASE (ADVANCE)        $
PRINCIPAL PAYMENT (ONLY)            $
INTEREST PAYMENT (ONLY)             $
PRINCIPAL AND INTEREST (PAYMENT)    $

OTHER INSTRUCTIONS:


          All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing
Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
respects as of such date.
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                                 BANK USE ONLY
TELEPHONE REQUEST:
- -----------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.



                Authorized Requester                      Phone #


                Received By (Bank)                        Phone #


          Authorized Signature (Bank)
- --------------------------------------------------------------------------------

                                   EXHIBIT C
                          BORROWING BASE CERTIFICATE

Borrower:      Photon Technology International, Inc.
Bank:          Silicon Valley Bank

Commitment Amount:  $2,000,000

- -------------------------------------------------------------------------------
ACCOUNTS RECEIVABLE
           1.  Accounts Receivable Book Value as of ________          $
           2.  Additions (please explain on reverse)                  $
           3.  TOTAL ACCOUNTS RECEIVABLE                              $

ACCOUNTS DOMESTIC RECEIVABLE DEDUCTIONS (without duplication)
           4.  Amounts over 90 days due                               $
           5.  Balance of 50% over 90 day accounts                    $
           6.  Concentration Limits                                   $
           7.  Foreign Accounts (Canadian AR considered domestic)     $
           8.  Governmental Accounts (in excess of $250,000 or
               assigned to the Bank under the Federal Assignment
               of Claim Act)                                          $
           9.  Contra Accounts                                        $
          10.  Promotion or Demo Accounts                             $
          11.  Intercompany/Employee Accounts                         $
          12.  Other (please explain on reverse)                      $
          13.  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                   $
          14.  Eligible Accounts (#3 minus #13)                       $
          15.  LOAN VALUE OF ACCOUNTS (75% of #14)                    $

          ELIGIBLE FOREIGN ACCOUNTS
          16.  TOTAL FOREIGN ACCOUNTS RECEIVABLE                      $
          17.  TOTAL FOREIGN ACCOUNTS RECEIVABLE DEDUCTIONS           $
          18.  Eligible Foreign Accounts (#16 minus #17)              $
          19.  LOAN VALUE OF FOREIGN ACCOUNTS (90% OF #18)            $


          BALANCES
          20.  Maximum Loan Amount                                    $2,000,000
                                                                       ---------
          21.  Total Funds Available [Lesser of #20 or (#15 plus #19) $
          22.  Present balance owing on Line of Credit                $
          23.  Outstanding under Sublimits for Letters of Credit      $
          24.  RESERVE POSITION (#21 minus #23 and #24)               $

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:




By:
          Authorized Signer

                                   EXHIBIT D
                            COMPLIANCE CERTIFICATE


TO:   SILICON VALLEY BANK

FROM: PHOTON TECHNOLOGY INTERNATIONAL, INC.


     The undersigned authorized officer of Photon Technology International, Inc. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer expressly acknowledges that no borrowings may be requested by the Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

 PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                        REQUIRED                                   COMPLIES
- ------------------                        --------                                   ---------

Monthly financial statements          Monthly within 30 days                          Yes     No
                                      (except for last month of FY)
Annual (CPA Audited)                  FYE within 90 days                              Yes     No
A/R & A/P Agings                      Monthly within 15 days                          Yes     No
A/R Audit                             Initial and Semi-Annual                         Yes     No

  FINANCIAL COVENANT                         REQUIRED               ACTUAL           COMPLIES
- --------------------                         --------               ------           --------
Maintain on a Quarterly Basis:
 Minimum Quick Ratio                   0.75:1.0                     _____:1.0         Yes     No
                                       (through 6/30/96)
                                        1.0:1.0                     _____:1.0         Yes     No
                                       (9/30/97 and thereafter)

 Minimum Tangible Net Worth             $2,200,000                 $________    Yes     No
                                        (at 3/31/96 plus 100%
                                        of Net Income ($_____)
                                        and 100% of net proceeds
                                        from issuance of capital
                                        stock ($______) after
                                        3/31/96)


 Total Liabilities less Subordinated    1.5:1.0                    _____:1.0    Yes     No
  Debt, less Deferred Revenues/         (at 3/31/96 and 6/30/96)
  Tangible Net Worth                    1.4:1.0                    _____:1.0    Yes     No
                                        (9/30/96)
                                        1.25:1.0                   _____:1.0    Yes     No
                                        (at 12/31/96 and 3/31/97)
                                        1.0:1.0                    _____:1.0    Yes     No
                                        (at 6/30/97 and each
                                        quarter end thereafter)

Profitability:  Quarterly               $1                         $________    Yes     No
                                        (at 3/31/96)
                                        $150,000                   $________    Yes     No
                                        (at 6/30/96)
                                        $1                         $________    Yes     No
                                        (at 9/30/96)
                                        $150,000                   $________    Yes     No
                                        (at 12/31/96 and
                                        each quarter end
                                        thereafter)

Capital Expenditures:  Annually         Not to exceed
                                        $500,000                   $________    Yes     No

COMMENTS REGARDING EXCEPTIONS:  See Attached.


Sincerely,


- ---------------------------------------------
Signature


Title

Date

                                   EXHIBIT E

                                PROMISSORY NOTE

                                PROMISSORY NOTE


$2,000,000                                              Wellesley, Massachusetts
                                                        As of June 26, 1996


     For value received, the undersigned, PHOTON TECHNOLOGY INTERNATIONAL, INC., a New Jersey corporation (the "Borrower") promises to pay to SILICON VALLEY BANK
                               --------
(the "Bank") at the office of the Bank located at 3003 Tasman Drive, Santa
      ----
Clara, California 95054, or to its order, the lesser of Two Million Dollars ($2,000,000) or the outstanding principal amount hereunder, on June 25, 1997 (the "Maturity Date"), together with interest on the principal amount hereof
      -------------
from time to time outstanding at a fluctuating rate per annum equal to the Prime Rate (as defined below) plus 1.5% until the Maturity Date, payable monthly in arrears on the twenty-fifth day of each calendar month occurring after the date hereof and on the Maturity Date. The Borrower promises to pay on demand interest at a per annum rate of interest equal to 5% per annum in excess of the rate otherwise then in effect on any overdue principal (and to the extent permitted by law, overdue interest). The Bank's "Prime Rate" is the per annum rate of interest from time to time announced and made effective by the Bank as its Prime Rate (which rate may or may not be the lowest rate available from the Bank at any given time).

     Computations of interest shall be made by the Bank on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable.

     This note is the Note referred to in the Loan and Security Agreement of even date herewith between the Bank and the Borrower (together with all related schedules), as the same may be amended, modified or supplemented from time to time (the "Loan and Security Agreement"), and is entitled to the benefits
           ---------------------------
thereof and of the other Loan Documents referred to therein, and is subject to optional and mandatory prepayment as provided therein. This note is secured inter alia by the Loan and Security Agreement dated of even date herewith by the
- ----- ----
Borrower in favor of the Bank, as the same may be amended, modified or supplemented from time to time.

     Upon the occurrence and during a continuance of any Event of Default under, and as defined in, the Loan and Security Agreement, at the option of the Bank, the principal amount then outstanding of and the accrued interest on the advances under this note and all other amounts payable under this note shall become immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

     The Bank shall keep a record of the amount and the date of the making of each advance pursuant to the Loan and Security Agreement and each payment of principal with respect thereto by maintaining a computerized record of such information and printouts of such computerized record, which computerized record, and the printouts thereof, shall constitute prima facie evidence of the accuracy of the information so
                 ----- -----
endorsed.

     The undersigned agrees to pay all reasonable costs and expenses of the Bank (including, without limitation, the reasonable fees and expenses of attorneys) in connection with the enforcement of this note and the other Loan Documents and the preservation of their respective rights hereunder and thereunder.

     No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrower and every endorser or guarantor of this note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral for this note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

     THIS NOTE HAS BEEN DELIVERED TO THE BANK AND ACCEPTED BY THE BANK IN THE STATE OF CALIFORNIA.

     THE BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE LOAN AND SECURITY AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     BY ITS EXECUTION AND DELIVERY OF THIS NOTE, THE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE LOAN AND SECURITY AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ADDITION TO ANY OTHER COURT IN WHICH SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT, IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED BY ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN WHICH IT SHALL HAVE BEEN SERVED WITH PROCESS IN THE MANNER HEREINAFTER PROVIDED, SUBJECT TO EXERCISE AND EXHAUSTION OF ALL RIGHTS OF APPEAL AND TO THE EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN SUCH ACTION, SUIT OR PROCEEDING ANY CLAIMS THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS

BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND AGREES THAT PROCESS MAY BE SERVED UPON IT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED BY CHAPTER 223A OF THE GENERAL LAWS OF MASSACHUSETTS, RULE 4 OF THE MASSACHUSETTS RULES OF CIVIL PROCEDURE OR RULE 4 OF THE FEDERAL RULES OF CIVIL PROCEDURE.

     ALL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS AND THIS NOTE SHALL BE DEEMED TO BE UNDER SEAL.



                        PHOTON TECHNOLOGY INTERNATIONAL, INC.


                        By:
                           ----------------------------------------------------
                            Name:  William D. Looney
                            Title:    Vice President, Controller and Treasurer

                    DISBURSEMENT REQUEST AND AUTHORIZATION


BORROWER:  Photon Technology International, Inc.     BANK:  Silicon Valley Bank

================================================================================

LOAN TYPE. This is a Variable Rate, Revolving Line of Credit of a principal amount up to $2,000,000.

PRIMARY PURPOSE OF LOAN.  The primary purpose of this loan is for business.

SPECIFIC PURPOSE.  The specific purpose of this loan is:  _______________.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Bank's conditions for making the loan have been satisfied. Please disburse the loan proceeds as follows:

                                                     Revolving Line
                                                     --------------

   Amount paid to Borrower directly                  $________
   Undisbursed Funds                                 $________

   Principal                                         $________

CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

   Prepaid Finance Charges Paid in Cash:             $________
         $20,000  Loan Fee
         $______  Accounts Receivables Audit

   Other Charges Paid in Cash:                       $________
          $  -0-  Patent Filing Fees
          $  -0-  Trademark Filing Fees
          $  -0-  Copyright Filing Fees
          $_____  Outside Counsel Fees and Expenses (Estimate)
                  (includes UCC Search & Filing Fees)

   Total Charges Paid in Cash                        $________

AUTOMATIC PAYMENTS. Borrower hereby authorizes Bank automatically to deduct from Borrower's account numbered 3300031037 the amount of any loan payment. If the funds in the account are insufficient to cover any payment, Bank shall not be obligated to advance funds to cover the payment.

FINANCIAL CONDITION.  BY SIGNING THIS AUTHORIZATION, BORROWER

REPRESENTS AND WARRANTS TO BANK THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO BANK. THIS AUTHORIZATION IS DATED AS OF ____________________, 199__.

BORROWER:



Authorized Officer

                         AGREEMENT TO PROVIDE INSURANCE


GRANTOR:  Photon Technology International, Inc.     BANK:  Silicon Valley Bank

- --------------------------------------------------------------------------------

     INSURANCE REQUIREMENTS. Photon Technology International, Inc. ("Grantor") understands that insurance coverage is required in connection with the extending of a loan or the providing of other financial accommodations to Grantor by Bank. These requirements are set forth in the Loan Documents. The following minimum insurance coverages must be provided on the following described collateral (the "Collateral"):

          Collateral:    All Inventory, Equipment and Fixtures.
          Type:          All risks, including fire, theft and liability.
          Amount:        Full insurable value.
          Basis:         Replacement value.
          Endorsements:         Loss payable clause to Bank with stipulation
                                that coverage will not be canceled or diminished without a minimum of twenty (20) days' prior written notice to Bank.

     INSURANCE COMPANY. Grantor may obtain insurance from any insurance company Grantor may choose that is reasonably acceptable to Bank. Grantor understands that credit may not be denied solely because insurance was not purchased through Bank.

     FAILURE TO PROVIDE INSURANCE. Grantor agrees to deliver to Bank, on or before closing, evidence of the required insurance as provided above, with an effective date of June 26, 1996, or earlier. Grantor acknowledges and agrees that if Grantor fails to provide any required insurance or fails to continue such insurance in force, Bank may do so at Grantor's expense as provided in the Loan and Security Agreement. The cost of such insurance, at the option of Bank, shall be payable on demand or shall be added to the indebtedness as provided in the security document. GRANTOR ACKNOWLEDGES THAT IF BANK SO PURCHASES ANY SUCH INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO THE BALANCE OF THE LOAN; HOWEVER, GRANTOR'S EQUITY IN THE COLLATERAL MAY NOT BE INSURED. IN ADDITION, THE INSURANCE MAY NOT PROVIDE ANY PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENTS OF ANY FINANCIAL RESPONSIBILITY LAWS.

     AUTHORIZATION. For purposes of insurance coverage on the Collateral, Grantor authorizes Bank to provide to any person (including any insurance agent or company) all information Bank deems appropriate, whether regarding the Collateral, the loan or other financial accommodations, or both.

     GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT TO PROVIDE INSURANCE AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED JUNE 26, 1996.

GRANTOR:




X
  Authorized Officer

================================================================================
                               FOR BANK USE ONLY
                            INSURANCE VERIFICATION
DATE:                                         PHONE:
AGENT'S NAME:
INSURANCE COMPANY:
POLICY NUMBER:
EFFECTIVE DATES:
COMMENTS:
================================================================================